                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A-2

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        November 30, 1999
                                                  ------------------------------


                             PAB BANKSHARES, INC.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Georgia                  001-11823                58-1473302
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission              (IRS Employer
of Incorporation)               File Number)           Identification No.)

3102 North Oak Street Extension, Valdosta, Georgia                      31602
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code          (912) 241-2775
                                                      --------------------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

      This Current Report on Form 8-K/A-2 amends and restates in its entirety the text of Item 7 of the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 11, 2000.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired

     The following financial statements are filed with this Report:

         AUDITED FINANCIAL STATEMENTS
         Report of H.H. Burnet & Company, Independent Auditors..... F-1
         Statements of Financial Condition as of December 31,
           1998 and 1997........................................... F-2
         Statements of Income for the twelve months ended
           December 31, 1998, 1997 and 1996........................ F-4
         Statements of Changes in Stockholders' Equity for the
           twelve months ended December 31, 1998, 1997 and 1996.... F-6
         Statements of Cash Flows for the twelve months ended
           December 31, 1998, 1997 and 1996........................ F-7
         Notes to Financial Statements............................. F-10

         UNAUDITED FINANCIAL STATEMENTS
         Balance Sheets as of September 30, 1999 and December
           31, 1998................................................ F-30
         Statements of Income and Comprehensive Income for the
           three months and nine months ended September 30, 1999
           and 1998................................................ F-32
         Statements of Cash Flows for the nine months ended
           September 30, 1999 and 1998............................. F-34
         Notes to Unaudited Financial Statements................... F-36

     (b) Pro Forma Financial Information

     The following unaudited pro forma condensed financial statements are filed with this Report.

         Unaudited Pro Forma Combined Condensed Balance Sheet as
           of September 30, 1999................................... F-43
         Notes to Unaudited Pro Forma Combined Condensed
           Balance Sheet........................................... F-44
         Unaudited Pro Forma Combined Condensed Statement of Income
           for the nine months ended September 30, 1999............ F-45
         Unaudited Pro Forma Combined Condensed Statement of Income
           for the year ended December 31, 1998.................... F-46
         Unaudited Pro Forma Combined Condensed Statement of Income
           for the year ended December 31, 1997.................... F-47
         Notes to Unaudited Pro Forma Combined Condensed Statements
           of Income............................................... F-48

     (c)    Exhibits

     2.1 Agreement and Plan of Merger, dated as of June 3, 1999, by and between PAB Bankshares, Inc. and Baxley Federal Savings Bank, and joined into, as of November 2, 1999, by PAB Interim Association No. 1 (incorporated herein by reference to the exhibit of the same number in PAB Bankshares, Inc.'s Registration Statement on Form S-4, dated October 14, 1999, Registration No. 333-83907).

     99.1*  Press Release, dated November 30, 1999, issued by PAB Bankshares,
            Inc.

-------------------
* Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PAB BANKSHARES, INC.
                                         (Registrant)


Dated:     February 17, 2000          By:  /s/ R. Bradford Burnette
                                           -------------------------------------
                                           R. Bradford Burnette, President and
                                              Chief Executive Officer

                               February 3, 1999

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Baxley Federal Savings Bank
Baxley, Georgia 31513

         We have audited the accompanying statements of financial condition of Baxley Federal Savings Bank as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the institution's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Baxley Federal Savings Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                     Respectfully submitted,


                                     /s/ H. H. BURNET & COMPANY, P.C.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                       STATEMENTS OF FINANCIAL CONDITION

                                                                           December 31,
                                                                        1998          1997
                                                                  ------------------------------
ASSETS
------
Cash and Due from Banks                                            $    853,460  $    800,191
Interest Bearing Deposits in Banks                                    9,978,729     4,316,447
Federal Funds Sold                                                      775,000       400,000
                                                                   ------------  ------------
Total Cash and Cash Equivalents                                    $ 11,607,189  $  5,516,638

Investment Securities Available for Sale,
 at Fair Value (Note 1 & 2)                                           4,462,333     4,571,058
Loans Receivable (Net) (Note 1 & 3)                                  88,037,502    87,639,745
Premises and Equipment, Net
 (Note 1 & 4)                                                         1,505,809     1,554,103
Investment Required By Law -
 Federal Home Loan Bank Stock,
 at Cost (Note 6)                                                       786,200       749,400
Accrued Interest Receivable (Note 5)                                    589,240       600,625
Other Assets                                                            122,641        94,148
                                                                   ------------  ------------
Total Assets                                                       $107,110,914  $100,725,717
                                                                   ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

LIABILITIES
-----------
Deposits (Note 7)                                                   $90,831,155   $85,912,544
Accrued Interest Expense                                                 60,818        68,195
Other Liabilities                                                       805,275       599,802
Dividends Payable                                                       452,214       446,700
                                                                    -----------   -----------
Total Liabilities                                                   $92,149,462   $87,027,241
                                                                    -----------   -----------

Commitments (Note 10)


  The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                       STATEMENTS OF FINANCIAL CONDITION

                                                         December 31,
                                                  1998                  1997
                                           -----------------------------------------
STOCKHOLDERS' EQUITY (Note 1 & 11)
--------------------
Common Stock $.01 par value, shares
 authorized - 8,000,000,
 shares issued and outstanding, 1998
 and 1997 - 551,481                        $      5,515                 $      5,515
Additional Paid-In Capital                    5,280,496                    5,280,496
Common Stock Acquired by ESOP (Note 13)               0                            0
Common Stock Acquired by RRP (Note 15)                0                            0
Retained Earnings (Note 9)                    8,594,646                    7,711,108
Accumulated Other Comprehensive Income        1,080,795                      701,357
                                           ------------                 ------------
Total Stockholders' Equity                 $ 14,961,452                 $ 13,698,476
                                           ------------                 ------------

Total Liabilities and
 Stockholders' Equity                      $107,110,914                 $100,725,717
                                           ============                 ============

  The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                             STATEMENTS OF INCOME


                                                For the Twelve Months
                                                        Ended
INTEREST AND                                         December 31,
DIVIDEND INCOME                               1998         1997         1996
---------------                           ----------   ----------   ----------
 Interest -
  Loans (Note 1)                          $7,375,261   $7,272,503   $7,025,232
  Mortgage-Backed Securities                  79,165      110,947      136,680
  Investment Securities                      116,998      137,394      130,857
  Federal Funds & FHLB Overnight             270,113      436,717      435,489
 Dividends                                    70,806       64,333       59,626
                                          ----------   ----------   ----------
Total Interest & Dividend Income          $7,912,343   $8,021,894   $7,787,884
                                          ----------   ----------   ----------

INTEREST EXPENSE
----------------
 Interest on Deposits (Note 7)            $4,434,906   $4,252,710   $4,121,069
 Interest on Other Borrowings
  (Note 13)                                        0        2,065        7,484
                                          ----------   ----------   ----------

Total Interest Expense                    $4,434,906   $4,254,775   $4,128,553
                                          ----------   ----------   ----------

Net Interest Income                       $3,477,437   $3,767,119   $3,659,331

Provision for Loan Loss (Note 1 & 3)               0            0            0
                                          ----------   ----------   ----------
Net Interest & Dividend Income
 After Provision for Loan Loss            $3,477,437   $3,767,119   $3,659,331
                                          ----------   ----------   ----------

OTHER INCOME
------------
 Loan Fees                                $  118,532   $  108,539   $  122,400
 Other Fees                                  271,496      288,102      257,765
 Other Income                                 28,717       30,112       28,439
                                          ----------   ----------   ----------

Total Other Income                        $  418,745   $  426,753   $  408,604
                                          ----------   ----------   ----------

OTHER EXPENSES
--------------
 Compensation -
  Officers, Directors, Employees          $  732,118   $  688,108   $  690,902
 Employee Benefit Plans and
  Other Personnel Expenses (Note 12)         172,808      244,204      338,943
 Office Occupancy                            167,937      160,826      162,831
 Furniture & Equipment Expense               114,080      100,353       93,576
 Advertising                                  55,525       66,196       53,214
 Stationery and Supplies                      95,061       98,962       83,033
 Professional Expense                         48,465       48,697       45,754
 Federal Insurance Premiums                   51,534       53,514      176,390
 SAIF Special Assessment                           0            0      492,598
 Supervisory Examinations                     32,827       32,606       31,551
 Data Processing Expense                     191,642      188,075      175,500
 Other Expenses                              146,949      146,939      147,250
 Loss on Sale of Foreclosed Property           1,011            0            0
                                          ----------   ----------   ----------

  Total Other Expenses                    $1,809,957   $1,828,480   $2,491,542
                                          ----------   ----------   ----------

Income Before Income Tax Expense          $2,086,225   $2,365,392   $1,576,393
                                          ----------   ----------   ----------

  The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                             STATEMENTS OF INCOME

                                                  For the Twelve Months
                                                          Ended
                                                        December 31,
                                              1998         1997          1996
                                          -----------   -----------   -----------
Income Tax Expense (Note 8)               $   750,473   $   860,353   $   561,638
                                          -----------   -----------   -----------

Net Income                                $ 1,335,752   $ 1,505,039   $ 1,014,755
                                          -----------   -----------   -----------

Other Comprehensive Income,
 Before Tax:
  Unrealized holding gains
   arising during the period              $   611,996   $   390,326   $   152,245
  Income tax expense related
   to items of other
   comprehensive income                      (232,558)     (148,324)      (57,853)
                                          -----------   -----------   -----------

  Other Comprehensive Income,
   net of tax                             $   379,438   $   242,002   $    94,392
                                          -----------   -----------   -----------

Comprehensive Income                      $ 1,715,190   $ 1,747,041   $ 1,109,147
                                          ===========   ===========   ===========

Per Share Data Based on
 Weighted Average
 Outstanding Shares

Basic Earnings Per Share                  $      2.42   $      2.82   $      1.94
                                          ===========   ===========   ===========
Diluted Earnings Per share                $      2.41   $      2.81   $      1.89
                                          ===========   ===========   ===========

  The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                Common Stock                         Common         Common                      Accumulated
                           ---------------------     Additional      Stock          Stock                       Other
                           Number of                 Paid-In       Acquired by    Acquired by       Retained    Comprehensive
                           Shares        Amount      Capital          ESOP           RRP            Earnings    Income
                           ---------   ---------     -----------   ------------   -----------     ------------- -------------
Balance,
 December 31, 1995           527,601   $  5,276      $ 4,926,348   $    (92,581)  $   (62,820)    $   9,921,677 $  364,963

Common Stock Issued
 Under Stock Option
  Plans                        1,519   $     15      $    15,174   $          0   $         0     $           0 $        0
Common Stock Issued
 by RRP                                       0           35,094              0        35,520                 0          0
Comprehensive Income
Net Income for Twelve
 Months Ended
 December 31, 1996                            0                0              0             0         1,014,755          0
Other Comprehensive Income,
 Net of Tax
 Change in Unrealized
 Appreciation on Securities
 Available for Sale, Net
 of Tax of $281,540                           0                0              0             0                 0     94,392
Payment to ESOP                               0                0         46,290             0                 0          0
Less: Dividends Declared
 $.80 Per Share                               0                0              0             0          (423,296)         0
Compensation Expense for
 Market Value Over
 Cost for ESOP
 Allocations                                  0           22,736              0             0                 0          0
                           ---------   ----------    -----------   ------------   -----------     ------------- ----------

Balance,
 December 31, 1996           529,120   $    5,291    $ 4,999,352   $    (46,291)  $   (27,300)    $  10,513,136 $  459,355
                           =========   ==========    ===========   ============   ===========     ============= ==========


                                Total
                             -----------
Balance,
 December 31, 1995           $ 15,062,863

Common Stock Issued
 Under Stock Option
  Plans                      $     15,189
Common Stock Issued
 by RRP                            70,614
Comprehensive Income
Net Income for Twelve
 Months Ended
 December 31, 1996              1,014,755
Other Comprehensive Income,
 Net of Tax
 Change in Unrealized
 Appreciation on Securities
 Available for Sale, Net
 of Tax of $281,540                94,392
Payment to ESOP                    46,290
Less: Dividends Declared
 $.80 Per Share                  (423,296)
Compensation Expense for
 Market Value Over
 Cost for ESOP
 Allocations                       22,736

                             ------------
Balance,
 December 31, 1996           $ 15,903,543
                             ============

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                Common Stock                         Common         Common                      Accumulated
                           ---------------------     Additional      Stock          Stock                       Other
                           Number of                 Paid-In       Acquired by    Acquired by       Retained    Comprehensive
                           Shares        Amount      Capital          ESOP           RRP            Earnings    Income
                           ---------   ---------     -----------   ------------   -----------     ------------- -------------

Common Stock Issued
 Under Stock Option
  Plans                       22,361   $      224    $   233,386   $          0   $         0     $           0 $             0
Common Stock Issued
 by RRP                                         0         27,628              0        27,300                 0               0
Comprehensive Income
Net Income for Twelve
 Months Ended
 December 31, 1997                              0              0              0             0         1,505,039               0
Other Comprehensive Income,
 Net of Tax
 Change in Unrealized
 Appreciation on Securities
 Available for Sale, Net
 of Tax of $429,864                             0              0              0              0                0         242,002
Payment to ESOP                                 0              0         46,291              0                0               0
Less: Dividends Paid
 $7.00 Per Share                                0              0              0              0       (3,860,367)              0
Compensation Expense for
 Market Value Over
 Cost for ESOP Allocations                      0         30,130              0              0                0               0
Less: Dividends Declared
 $.81 Per Share                    0            0              0              0              0         (446,700)              0
                             -------       ------    -----------       ---------     ----------      -----------   ------------

Balance,
December 31, 1997            551,481       $5,515     $5,280,496      $       0     $        0      $ 7,711,108   $     701,357
                             =======       ======    ===========      =========     ==========      ===========   =============


Common Stock Issued
 Under Stock Option
  Plans                           $    223,610
Common Stock Issued
 by RRP                                 54,928
Comprehensive Income
Net Income for Twelve
 Months Ended
 December 31, 1997                   1,505,039
Other Comprehensive Income,
 Net of Tax
 Change in Unrealized
 Appreciation on Securities
 Available for Sale, Net
 of Tax of $429,864                    242,002
Payment to ESOP                         46,291
Less: Dividends Paid
 $7.00 Per Share                    (3,860,367)
Compensation Expense for
 Market Value Over
 Cost for ESOP Allocations              30,130
Less: Dividends Declared
 $.81 Per Share                       (446,700)
                                  ------------

Balance,
December 31, 1997                 $ 13,698,476
                                  ============

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                Common Stock                         Common         Common                      Accumulated
                           ---------------------     Additional      Stock          Stock                       Other
                           Number of                 Paid-In       Acquired by    Acquired by       Retained    Comprehensive
                           Shares        Amount      Capital          ESOP           RRP            Earnings    Income
                           ---------   ---------     -----------   ------------   -----------     ------------- -------------
Comprehensive Income
Net Income for Twelve
 Months Ended
 December 31, 1998                       0            0            0              0              0     1,335,752               0
Other Comprehensive Income,
 Net of Tax
 Change in Unrealized
 Appreciation on Securities
 Available for Sale, Net
 of Tax of $662,423                      0            0            0              0              0             0         379,438
Less: Dividends Declared
 $.82 Per Share                                       0            0              0              0      (452,214)              0
                                   -------       ------   ----------      ---------     ----------   ------------- -------------

Balance,
 December 31, 1998                 551,481       $5,515   $5,280,496      $       0     $        0   $ 8,594,646    $  1,080,795
                                   =======       ======   ==========      =========     ==========   ===========    ============


Comprehensive Income
Net Income for Twelve
 Months Ended
 December 31, 1998                   1,335,752
Other Comprehensive Income,
 Net of Tax
 Change in Unrealized
 Appreciation on Securities
 Available for Sale, Net
 of Tax of $662,423                    379,438
Less: Dividends Declared
 $.82 Per Share                       (452,214)
                                  ------------
Balance,
 December 31, 1998                $ 14,961,452
                                  ============

  The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                            STATEMENTS OF CASH FLOWS


                                             For the Twelve Months
                                                     Ended
                                                   December 31,
                                         1998          1997          1996
                                     ------------  ------------  ------------
Cash Flows from Operating
 Activities:

Net Income                            $1,335,752    $1,505,039    $1,014,755
                                      ----------    ----------    ----------

Adjustments to Reconcile
 Net Income to Net Cash
 Provided by Operating
 Activities:
  Depreciation                        $  133,041    $  121,708    $  113,759
  (Discount Accretion) Net of
   Premium Amortization                    1,821           299         3,247
  Provision for Loan
   Losses                                      0             0             0
  Compensation Expense on
   Issuance of Stock Options                   0             0             0
  Compensation Expense for Market
    Value Over Cost for ESOP
    Allocations                                0        30,130        22,736
  Expense for Issuance of Common
   Stock to MRP/DRP Participants               0        54,928        70,614
  FHLB Stock Dividend                    (36,800)      (50,300)      (30,900)
  (Gain) Loss on Sale of
   REO                                     1,011             0             0
  (Gain) Loss on Sale of Premises
   and Equipment                               0             0         4,684
  Deferred Charges, Net                    8,263        13,228       (21,990)

Changes in Operating Assets
 and Liabilities:
  (Increase) Decrease in
   Accrued Interest Receivable            11,385       (29,231)       25,178
  (Increase) Decrease in
   Other Assets                          (34,244)       29,445       (30,363)
  Increase (Decrease) in
   Accrued Interest Payable               (7,377)       (2,155)      (58,131)
  Increase (Decrease) in
   Other Liabilities                     (27,086)       74,657       133,069
                                      ----------    ----------    ----------

Total Adjustments                     $   50,014    $  242,709    $  231,903
                                      ----------    ----------    ----------

Net Cash Provided by
 Operating Activities                 $1,385,766    $1,747,748    $1,246,658
                                      ----------    ----------    ----------

  The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                            STATEMENTS OF CASH FLOWS

                                                 For the Twelve Months
                                                         Ended
                                                      December 31,
                                            1998          1997            1996
                                         -----------   -----------   -------------
Cash Flows from Investing Activities:

  (Increase) Decrease in Loans           $  (548,061)  $(3,635,075)   $(3,656,907)
    Purchase of Securities
   Available for Sale                       (752,968)     (503,394)    (1,741,610)
  Proceeds from Maturities and
   Principal Repayments of
   Securities Available for Sale           1,471,870     1,096,410      1,920,458
  Purchases of Premises
   and Equipment                             (84,747)     (306,388)       (73,514)
  Proceeds from Sale of
   Other Real Estate Owned                   146,780             0         73,100
                                         -----------   -----------   ------------

Net Cash Used By
 Investing Activities                    $   232,874   $(3,348,447)  $ (3,478,473)
                                         -----------   -----------   ------------

Cash Flows from Financing Activities:
 Net Deposits from Customers             $ 4,918,611   $ 1,223,219    $ 1,544,837
 Proceeds from Issuance of
  Stock Options                                    0       223,610         15,190
 Payment on Other Borrowings                       0       (43,075)       (40,077)
 Dividends Paid                             (446,700)   (4,283,663)      (395,701)
                                         -----------   -----------    -----------

Net Cash Provided By
 Financing Activities                    $ 4,471,911   $(2,879,909)   $ 1,124,249
                                         -----------   -----------    -----------

Net Increase (Decrease) in
 Cash and Cash Equivalents               $ 6,090,551   $(4,480,608)   $(1,107,566)

Cash and Cash Equivalents at
 Beginning of Year                         5,516,638     9,997,246     11,104,812
                                         -----------   -----------    -----------

Cash and Cash Equivalents at
 End of Year                             $11,607,189   $ 5,516,638    $ 9,997,246
                                         ===========   ===========    ===========

The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BAXLEY, GEORGIA
                            STATEMENTS OF CASH FLOWS

                                      For the Twelve Months
                                              Ended
                                          December 31,
                                 1998         1997         1996
                              -----------  -----------  -----------

Supplemental Disclosures
 of Cash Flow Information:
 Cash Paid For:
   Interest                    $4,442,283   $4,256,930   $4,186,684
   Income Taxes                   727,300      807,591      493,191


Supplemental Disclosures of Non-Cash Investing Activities:

     Loans Receivable of approximately $142,041, $5,750, and $73,100 were transferred to Real Estate Acquired in Settlement of Loans and Other Repossessed Assets during the years ended December 31, 1998, 1997, and 1996, respectively.

     Total increase in unrealized gain on securities available for sale was $611,997, $390,326, and $152,246 for the years ending December 31, 1998, 1997 and 1996, respectively.


The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


          The accounting and reporting policies of Baxley Federal Savings Bank conform to generally accepted accounting principles and to general practice within the savings and loan industry. The following is a description of the more significant of those policies that the Institution follows in preparing and presenting its financial statements.


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

          Prior to June 19, 1990, Baxley Federal Savings Bank was a Federally Chartered Mutual Savings and Loan Institution regulated by the Office of Thrift Supervision (OTS). In a special meeting held June 19, 1990, members of Baxley Federal Savings and Loan Association adopted a Federal Mutual Savings Bank Charter and the corporate name was changed to Baxley Federal Savings Bank. Baxley Federal Savings Bank converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on June 27, 1991. Operations are conducted at the home office in Baxley, Georgia and a branch office in Hazlehurst, Georgia.

     Use of Estimates
     ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of foreclosed real estate. In connection with the determination of the estimated losses on loans and foreclosed real estate, management obtains appraisals for significant properties.

          The Bank extends credit to customers throughout its market area with a concentration in real estate mortgage loans secured by one to four family residences. The real estate loan portfolio is substantially secured by properties located throughout Southeast Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay such loans is dependent upon the economy in the Bank's market area.

          While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)

Use of Estimates - Continued
----------------

near term. However, the amount of the change that is reasonably possible cannot be estimated.

Investments in Securities
-------------------------

     Baxley Federal adopted FASB 115 effective January 1, 1994. As of this date, the Bank's investments in securities have been classified as securities available for sale.

     Securities available for sale consist of bonds, notes, debentures and certain equity securities not classified as trading securities or as securities to be held to maturity.

     Prior to 1994, all of Baxley Federal's investments were classified as held to maturity.

     Unrealized holding gains and losses, net of tax, on securities available for sale are included in other comprehensive income.

     Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

     The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

Loans and the Allowance for Loan Losses
---------------------------------------

     Loans are stated at their unpaid principal balances net of unearned discounts, allowance for loan losses and deferred loan fees. Unearned discount is taken into income using the interest method.

     Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

     In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"). SFAS 114 requires impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in fiscal 1996. In October 1994, the FASB issued Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" ("SFAS 118") which amends SFAS 114 to require information about the recorded investment in certain impaired loans and eliminates its provisions regarding how a creditor

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)

Loans and the Allowance for Loan Losses - Continued
---------------------------------------

should report income on an impaired loan. SFAS 118 allows creditors to use existing methods for recognizing income on impaired loans, including methods required by certain industry regulators. The Company adopted SFAS 114 and SFAS 118 effective January 1, 1996. This adoption required no increase to the allowance for loan losses and had no impact on net income in 1996.

     Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

     The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

     The Bank provides separate valuation allowances for estimated losses on consumer loans and estimated losses on mortgage loans and real estate owned. Additions to allowances are charged to expense and reduced by charge-offs, net of recoveries.

Foreclosed Real Estate
----------------------

     Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place. At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate. Costs relating to improvement of the real estate are capitalized.

Premises and Equipment
----------------------

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)

Income Taxes
------------

     Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, estimated losses on foreclosed real estate, accumulated depreciation and deferred loan expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Loan Origination and Commitment Fees
------------------------------------

     Loan origination fees, net of certain direct origination costs, are deferred and amortized on a basis that approximates level yield over the contractual lives of the underlying loans. In addition, fees for a commitment to originate or purchase loans are offset against direct loan origination costs incurred to make such commitments. The net amounts are deferred and, if the commitment is exercised, recognized over the life of the related loan as a yield adjustment or, if the commitment expires unexercised, recognized as income upon expiration of the commitment. For the twelve months ended December 31, 1998, 1997, and 1996, respectively, net income included $49,900, $10,783, and $45,126 net of nonrefundable fees and costs. Loans receivable is reduced by $164,474 and $156,211 of unamortized nonrefundable fees and costs at December 31, 1998 and 1997.

Cash and Cash Equivalents
-------------------------

     The Bank considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

Earnings Per Share
------------------

     In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilutive securities using the treasury stock method. The Bank adopted the requirements of SFAS No. 128 in the year ended December 31, 1997. Prior years EPS amounts have been restated to conform to SFAS 128. Basic earnings per share is computed by dividing net income by the weighted average number of shares outstanding of 551,481, 534,576, and 524,006

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)

Earnings Per Share -- Continued
-------------------------------

during the years ended December 31, 1998, 1997, and 1996, respectively. The dilutive effect of stock options in the number of 1,204, 1,204, and 12,303 has been considered in the computation of diluted earnings per share for the three years ended December 31, 1998.

Fair Values of Financial Instruments
------------------------------------

     Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

     Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair value for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

     Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)

     Deposits: - Continued
     ----------------------

     offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

     Short-term borrowings: The carrying amounts of short-term borrowings approximate their fair values.

Reclassifications
-----------------

          Certain reclassifications of prior year amounts have been made to conform to those classifications used in the accompanying financial statements.

Recent Accounting Pronouncements
--------------------------------

          SFAS No. 131, "Disclosure about Segments of an Enterprise and
     Related Information" was issued in June 1997 and is effective for the Bank for the year beginning January 1, 1998. SFAS No. 131 establishes standards for reporting operating segments by public business enterprises in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Bank does not have any significant changes to its reporting format in response to SFAS No. 131.

          SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 will be effective for the Bank's year ending December 31, 2000. The Bank does not currently have any derivative instruments nor is it involved in hedging activities.

          In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1) which provides guidance for the accounting of such costs. SOP 98-1 is effective for the Bank for the year ending December 31, 1999. This SOP is not expected to have a significant effect on the Bank.

          In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5) which requires costs of start-up activities and organization costs to be expensed as incurred. The adoption of SOP 98-5 will not have any effect on the Bank.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(2)  INVESTMENT SECURITIES
     ---------------------

          The carrying amounts of investment securities as shown in Baxley Federal's statements of financial condition and their approximate fair values at December 31, 1998 and 1997 are as follows:

                               December 31, 1998
                               -----------------
Securities Available for Sale
-----------------------------
                                       Gross       Gross
                         Amortized   Unrealized  Unrealized        Fair
                           Cost        Gain        Losses          Value
                         ----------  ----------  ----------     ----------
     U.S. Government
      Obligations        $1,002,126  $    7,640    $      0     $1,009,766
     Federal Agency
      Obligations           752,681       3,655        (867)       755,469
     Other Securities        88,561   1,708,806      (3,813)     1,793,554
     Mortgage Backed
      Securities            875,747      27,797           0        903,544
                         ----------  ----------    --------     ----------
                         $2,719,115  $1,747,898    $ (4,680)    $4,462,333
                         ==========  ==========    ========     ==========

                               December 31, 1997
                               -----------------
Securities Available for Sale
-----------------------------
                                       Gross         Gross
                         Amortized   Unrealized   Unrealized       Fair
                            Cost        Gain        Losses         Value
                         ----------  ----------   ----------    ----------
     U.S. Government
      Obligations        $2,005,486  $    7,805    $    (86)    $2,013,205
     Federal Agency
      Obligations                 0           0           0              0
     Other Securities        88,561   1,102,926      (5,137)     1,186,350
     Mortgage Backed
      Securities          1,345,791      29,311      (3,599)     1,371,503
                         ----------  ----------    --------     ----------
                         $3,439,838  $1,140,042    $ (8,822)    $4,571,058
                         ==========  ==========    ========     ==========

          The scheduled maturities of securities available for sale at December 31, 1998 were as follows:

                                           Amortized      Fair
                                             Cost         Value
                                          -----------  -----------
          No Contractual Maturity          $   88,561   $1,793,554
          Due in One Year or Less           1,046,512    1,054,571
          Due After One Year Through
           Five Years                         752,681      755,469
          Due After Five Years Through
           Ten Years                          703,846      716,639
          Due After Ten Years                 127,515      142,100
                                           ----------   ----------
                                           $2,719,115   $4,462,333
                                           ==========   ==========

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


INVESTMENT SECURITIES - Continued
---------------------

     The amortized cost and fair value of mortgage-backed securities are presented by contractual maturity in the preceding table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

     Assets in the amount of $1,750,000 for each of the twelve months ended December 31, 1998 and 1997, are pledged to various local governing authorities to secure public deposits and for other purposes required or permitted by law.

     The Bank did not sell any investments during the years ending December 31, 1998 and 1997.


(3)  LOANS RECEIVABLE
     ----------------

     Loans receivable at December 31, 1998 and 1997 consisted of the following:

                                              December 31,
                                           1998         1997
                                        -----------  -----------
  First Mortgage Loans                  $79,305,579  $78,314,774
  Equity Line Loans                       1,018,919    1,186,283
  Loans to Depositors,
   Secured by Savings                     1,190,818    1,478,842
  Participation                           2,076,087    2,853,458
  Consumer and Other                      5,656,352    5,412,487
                                        -----------  -----------
                                        $89,247,755  $89,245,844
                                        -----------  -----------
   Less:
   Loans in Process                     $   300,091  $   696,688
   Unearned Interest                              0            0
   Allowance for Loan Losses                745,688      753,200
   Net Deferred Loan Origination Fees       164,474      156,211
                                        -----------  -----------
                                        $ 1,210,253  $ 1,606,099
                                        -----------  -----------
                                        $88,037,502  $87,639,745
                                        ===========  ===========

          At December 31, 1998 and 1997, the Bank had nonaccrual loans aggregating approximately $316,361 and $305,110, respectively, for which impairment had not been recognized.

          The institution was servicing loans sold aggregating -0- for both periods ended December 31, 1998 and 1997.

          Loans with carrying amounts of $138,280 and $-0- were transferred to foreclosed real estate in 1998 and 1997, respectively.

          Loans receivable includes loans to officers, directors and employees of the Bank totaling approximately $974,186 and $987,732 at December 31, 1998 and 1997, respectively. During 1998, $193,316 of new loans were made and repayments totaled $206,862.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


     LOANS RECEIVABLE - Continued
     ----------------

          Loans to directors and executive officers are made on substantially the same terms as loans to others. Mortgage loans are offered to employees at an interest rate which is one-half of one percent below the then going rate. Also, no loan fees are charged. Consumer loans are offered to employees at an interest rate which is one percent less than the then going rate.

     An analysis of changes in the allowance for loan losses is as follows:

                                 For the Twelve Months Ended
                                          December 31,
                                 1998        1997       1996
                              ----------  ----------  ---------
     Balance at Beginning
      of Period                 $753,200    $766,521   $783,101
      Provision for Loan Loss          0           0          0
                                --------    --------   --------
                                $753,200    $766,521   $783,101
                                --------    --------   --------

     Loans Charged Off          $ 14,940    $ 19,806   $ 21,552
     Less: Recoveries              7,428       6,485      4,972
                                --------    --------   --------
       Net Loan Charge-Offs     $  7,512    $ 13,321   $ 16,580
                                --------    --------   --------
     Balance at End
      of Period                 $745,688    $753,200   $766,521
                                ========    ========   ========

          At December 31, 1998, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to $53,940. The allowance for loan losses related to impaired loans amounted to $13,865 at December 31, 1998.


(4)  PREMISES AND EQUIPMENT
     ----------------------

          Premises and equipment are summarized as follows:

                                              December 31,
                                           1998         1997
                                        ----------   ----------
     Land                               $  160,831   $  160,831
     Buildings and improvements          1,749,488    1,748,287
     Furniture, fixtures and equipment     760,429      676,883
                                        ----------   ----------
                                        $2,670,748   $2,586,001
     Less: Accumulated depreciation      1,164,939    1,031,898
                                        ----------   ----------
                                        $1,505,809   $1,554,103
                                        ==========   ==========

          The income statements include depreciation expense of $133,041, $121,708, and $113,759 for the years ended December 31, 1998, 1997 and 1996, respectively.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(5)  ACCRUED INTEREST RECEIVABLE
     ---------------------------

     Accrued interest receivable is summarized as follows:

                                                   December 31,
                                                 1998       1997
                                               --------   --------
          Loans                                $545,992   $553,070
          Investment Securities                  21,943     20,425
          Mortgage-Backed Securities              5,114      7,922
          Other                                  16,191     19,208
                                               --------   --------
                                               $589,240   $600,625
                                               ========   ========

(6)  INVESTMENTS REQUIRED BY LAW
     ---------------------------


          Investment in stock of a Federal Home Loan Bank is carried at cost and is required of those institutions which utilize its services. No ready market exists for the stock, and it has no quoted market value.

(7)  DEPOSITS
     --------

          Deposits at December 31 are summarized as follows:

                             Weighted
                              Average
                              Rate at
                             December            1998                     1997
                             31, 1998      Amount     Percent      Amount       Percent
                             --------   -----------   -------      ------     -----------
     Demand and NOW
      Accounts including
      non-interest-
      bearing deposits of
      $3,565,833 in 1998
      and $3,443,550 in
      1997.                      1.35%  $10,927,803     12.03%  $10,357,999         12.06%
     Money Market                3.00     6,221,984      6.85     6,821,605          7.94
     Passbook Savings            3.00     4,381,269      4.82     4,852,276          5.64
                                        -----------  --------   -----------   -----------
                                        $21,531,056     23.70%  $22,031,880         25.64%
                                        -----------  --------   -----------   -----------

                             Weighted
                             Average
                             Rate at
                             December                1998                   1997
                             31, 1998         Amount     Percent      Amount       Percent
                             --------        --------  -----------  -----------  -----------
    Certificates of Deposit
     0.00% to  3.99%             3.66%    $   567,562          .62%           -            -
     4.00% to  4.49%             4.02         342,917          .38     $975,410         1.14%
     4.50% to  4.99%             4.85       1,191,646         1.30            -            -
     5.00% to  5.49%             5.22       9,327,019        10.30            -            -
     5.50% to  5.99%             5.77      10,982,486        12.09   27,653,978        32.19
     6.00% to  6.49%             6.05      44,154,475        48.60   31,609,059        36.79
     6.50% to  6.99%             6.74       1,233,119         1.36    1,574,206         1.83
     7.00% to  7.99%             7.00       1,500,875         1.65    2,068,011         2.41
     8.00% to  8.99%                -             -              -            -            -
     9.00% to 9.99%                 -             -              -            -            -
                                          -----------  -----------   -----------   -----------
                                          $69,300,099        76.30%  $63,880,664         74.36%
                                          -----------  -----------   -----------   -----------
                                 5.00%    $90,831,155       100.00%  $85,912,544        100.00%
                                          ===========  ===========   ===========   ===========

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


     DEPOSITS - Continued
     --------

          The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was $21,206,768 and $16,384,893 at December 31,
     1998 and 1997, respectively.

          At December 31, 1998, scheduled maturities of certificates of deposit are as follows:

         Year Ending December 31,
         ------------------------
                  1999                $58,316,277
                  2000                  7,330,818
                  2001                  1,845,897
                  2002                  1,320,486
                  2003                    426,621
                  After 2003               60,000
                                      -----------
                  Total               $69,300,099
                                      ===========

          The Bank held deposits of approximately $3,413,907 and $4,083,067 for related parties at December 31, 1998 and 1997, respectively.

          Interest expense on deposits for the periods indicated is summarized as follows:

                                            For the Twelve Months Ended
                                                    December 31,
                                           1998         1997         1996
                                        -----------  -----------  -----------
          Passbook accounts              $  149,228   $  172,088   $  169,014
          NOW & ICMA accounts               391,846      419,719      430,726
          Certificates                    3,916,968    3,679,196    3,538,663
                                         ----------   ----------   ----------
                                         $4,458,042   $4,271,003   $4,138,403
          Less:
          Early withdrawal penalties         23,136       18,293       17,334
                                         ----------   ----------   ----------
          Total                          $4,434,906   $4,252,710   $4,121,069
                                         ==========   ==========   ==========


(8)  INCOME TAXES
     ------------

          For income tax purposes, the Bank is permitted an annual bad debt deduction (not related to amounts of loan losses actually anticipated and charged to operations) in computing taxable income. The bad debt deduction is generally based on a percentage of taxable income before bad debt deduction or on actual bad debt experience. The maximum bad debt deduction allowable based on a percentage of taxable income is 8% beginning January 1, 1987. Bad debt deductions in excess of actual losses are deemed tax preference items and are subject to a minimum tax. The Institution used the percentage of taxable income method to determine the allowable bad debt deduction.

          Tax bad debt reserves created from income tax deductions are used to absorb losses on loans. If the reserves are used for any other purpose, such amounts are subject to tax at the then applicable rates. Since the Bank does not intend to use the reserves for purposes other

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


     INCOME TAXES - Continued
     ------------

     than to absorb loan losses, deferred income taxes have not been provided on such reserves. Retained earnings at December 31, 1998 and 1997 included approximately $2,537,220 for which no provision for income taxes was made. In the future, if the Bank does not meet Federal income tax requirements necessary to permit it to deduct bad debts based on a percentage of taxable income, these amounts could become taxable under the then prevailing rates. The unrecorded deferred liability on this amount was approximately $964,144.

          The provision for federal and state income taxes differs from that computed by applying statutory rates to income before income tax expense, as indicated in the following analysis:

                                            For the Twelve Months Ended
                                                    December 31,
                                           1998         1997         1996
                                        -----------  -----------  -----------
     "Expected" tax expense              $ 805,687    $ 913,654    $ 601,286
     Meals                                     354          482          645
     Tax-exempt dividend                         0            0            0
     Tax-exempt securities                 (22,031)     (32,238)     (30,662)
     Other                                  (5,483)      (5,922)      (7,135)
     Profit on REOS                              0            0            0
     Dividends on ESOP stock                     0       (1,286)      (2,486)
     Benefit of state income tax
      deduction                            (25,620)     (26,389)      (9,104)
     Compensation expense - ESOP                 0       12,052        9,094
     Non-deductible interest                   500            0            0
     Tax exempt interest on
      loans                                 (2,934)           0            0
                                         ---------    ---------    ---------
     Actual income tax expense           $ 750,473    $ 860,353    $ 561,638
                                         =========    =========    =========


          The current and deferred amounts of these tax provisions are as follows:

                       For the Twelve Months Ended
                              December 31,
                       1998       1997       1996
                     ---------  ---------  ---------
     Current
      Federal         $651,002   $740,822   $468,591
      State             64,049     65,972     22,760
                      --------   --------   --------
                      $715,051   $806,794   $491,351
                      --------   --------   --------
     Deferred
      Federal         $ 31,693   $ 47,921   $ 62,889
      State              3,729      5,638      7,398
                      --------   --------   --------
                      $ 35,422   $ 53,559   $ 70,287
                      --------   --------   --------
     Total Expense    $750,473   $860,353   $561,638
                      ========   ========   ========

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)

     INCOME TAXES - Continued
     ------------

          The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                              For the Twelve Months Ended
                                                      December 31,
                                                  1998           1997
                                              ------------    ------------
     Deferred Tax Assets
      Accounting Change                        $       0       $  28,642
      Allowance for Loan Losses                  143,874         146,728
      Other                                        7,209           6,116
                                               ---------       ---------
        Total Deferred Tax Assets              $ 151,083       $ 181,486
                                               ---------       ---------

     Deferred Tax Liabilities
      Depreciation                                52,220          49,598
      Deferred loan expenses                     159,314         156,917
      FASB 115 market value adjustment           662,423         429,864
                                               ---------       ---------
        Total Deferred Tax Liabilities         $ 873,957       $ 636,379
                                               ---------       ---------
     Net Deferred Tax Assets (Liabilities)
      Under SFAS 109                           $(722,874)      $(454,893)
                                               =========       =========

          Due to the expectation of future taxable income, valuation reserves were determined to be immaterial.


(9)  RETAINED EARNINGS
     -----------------

          In connection with the insurance of savings accounts, the Institution is required to maintain a federal insurance reserve. The reserve, which aggregated $965,900 at December 31, 1998, is not a valuation allowance and has not been created by charges against earnings. It represents a restriction on retained earnings of the Institution.


(10) COMMITMENTS AND CONTINGENT LIABILITIES
     --------------------------------------

          In the normal course of business, there are various outstanding commitments and contingent liabilities such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying financial statements. The Bank does not anticipate losses as a result of these transactions.

          The Bank had commitments on mortgage loans of approximately $951,000 and $818,000 at December 31, 1998 and 1997, respectively.

          Commitments under lines of credit for loans totaled approximately $1,618,000 and $1,701,000 at December 31, 1998 and 1997, respectively. It is the opinion of management that such commitments do not involve more than the normal risk of loss.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(11) STOCKHOLDERS' EQUITY AND REGULATORY MATTERS
     -------------------------------------------

          On February 19, 1991, the Board of Directors of Baxley Federal Savings Bank adopted a Plan of Conversion (Plan) to convert from a Federally chartered mutual savings bank to a Federally chartered stock savings bank. The Plan was approved by regulatory authorities and Institution members at a special meeting.

          Federal regulations permit Baxley Federal to pay dividends only from net earnings and retained earnings and do not permit Baxley Federal to pay cash dividends on common stock if its net worth would be reduced below the level required by the regulations or the amount required for the liquidation account established by the Plan of Conversion. In order to grant a priority to eligible account holders (as defined in the Plan of Conversion) in the event of future liquidation, Baxley Federal at the time of conversion, established a liquidation account in an amount equal to its net worth as of December 31, 1990, adjusted as described below. In the event of future liquidation of Baxley Federal, eligible account holders who continue to maintain their deposit accounts shall be entitled to receive a distribution from the liquidation account based on their proportionate share of the then total remaining qualifying deposits. The total amount of the liquidation account will be decreased as the balances of eligible account holders are reduced on annual determination dates subsequent to the conversion. No dividends may be paid to stockholders if such dividends reduce the stockholders' equity of Baxley Federal below the amount required for the liquidation account.

          Baxley Federal may not declare or pay a cash dividend on, or repurchase any of its common stock, if the effect thereof would cause the stockholders' equity of Baxley Federal to be reduced below either the amount required for the liquidation account or the fully phased-in regulatory capital requirement imposed by the OTS.

          The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the Federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting and operations.

           The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Institutions categorized as "under-capitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary Federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary Federal regulator or by the

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(11) STOCKHOLDERS' EQUITY AND REGULATORY MATTERS - Continued
     -------------------------------------------

     Federal Deposit Insurance Corporation, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes "critically undercapitalized," it must generally be placed in receivership or conservatorship within 90 days.

          To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

          While the Office of Thrift Supervision (OTS) and the Financial Institutions Reform Recovery and Enforcement Act of 1989 (FIRREA) minimum capital requirements were not changed by FDICIA, an OTS regulated thrift rating will be determined using thresholds associated with the above capital categories. OTS minimum capital requirements are 1.5% tangible capital, 3% core capital and 8% risk-based capital. Therefore, an OTS-regulated thrift could meet all three of its OTS minimum capital requirements yet still be "undercapitalized" for purposes of prompt corrective action under FDICIA.

          Baxley Federal's capital position remains high compared to its peers and is substantially in excess of all regulatory requirements. The Savings Bank is not under any agreement with regulatory authorities nor is it aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have a material effect on liquidity, capital resources or operations of the Savings Bank. The Bank was categorized as "well capitalized" under the aforementioned FDICIA requirements. The following is a summary of the Bank's compliance with capital standards as of December 31, 1998.

                                                For Capital
                                       Adequacy Purposes and to Be
                                    Adequately Capitalized under the
                                         Prompt Corrective Action

                                    Actual                   Provisions
                              -----------------         ---------------------
                               Amount    Ratio           Amount        Ratio
                              --------  -------         --------      -------
                            (dollars in Thousands)     (dollars in Thousands)
As of December 31, 1998:
  Total Risk-Based Capital
   (to Risk-Weighted                                     *            *
    Assets)                    $15,365     26.7%         $4,607       8.0%
  Tier 1 Capital
   (to Risk-Weighted
    Assets)                     13,878     24.1%          2,303       4.0%
  Tier 1 Capital
   (to Adjusted Total
    Assets)                     13,878     13.1%          4,241       4.0%
  Tangible Capital
   (to Adjusted Total
    Assets)                     13,878     13.1%          1,590       1.5%
As of December 31, 1997:
  Total Risk-Based Capital
   (to Risk-Weighted
    Assets)                     13,680     24.9%          4,384       8.0%
  Tier 1 Capital
   (to Risk-Weighted
    Assets)                     12,994     23.7%          2,192       4.0%
  Tier 1 Capital
   (to Adjusted Total
    Assets)                     12,994     13.0%          4,001       4.0%
  Tangible Capital
   (to Adjusted Total
    Assets)                     12,994     13.0%          1,500       1.5%

* Greater than or equal to sign.





                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS

(11) STOCKHOLDERS' EQUITY AND REGULATORY MATTERS - Continued
     -------------------------------------------

     The following is a reconciliation of capital for the Bank under generally accepted accounting principles (GAAP) to regulatory capital:

                                     Risk-Based           Tier 1 (Core)           Tangible
                                       Capital               Capital               Capital
                                     ----------           -------------           --------
                                                     (Dollars in Thousands)
As of December 31, 1998:

  GAAP Capital                         $14,961              $14,961                $14,961
  Unrealized Losses (Gains)
    on Certain Available-for-
    Sale Securities Net of
    Taxes                                 (316)              (1,083)                (1,083)
  Allowances for Loan Losses               720                    -                      -
                                       -------              -------                -------
  Regulatory Capital                   $15,365              $13,878                $13,878

  Minimum Capital
    Requirement                          4,607                4,241                  1,590
                                       -------              -------                -------
  Regulatory Capital Excess            $10,758              $ 9,637                $12,288
                                       =======              =======                =======

As of December 31, 1997:

  GAAP Capital                         $13,698              $13,698                $13,698
  Unrealized Losses (Gains)
    on Certain Available-for-
    Sale Securities Net of
    Taxes                                 (704)                (704)                  (704)
  Allowance for Loan Losses                686                    -                      -
                                       -------              -------                -------
  Regulatory Capital                   $13,680              $12,994                $12,994
  Minimum Capital
    Requirement                          4,384                4,001                  1,500
                                       -------              -------                -------

Regulatory Capital Excess              $ 9,296              $ 8,993                $11,494
                                       =======              =======                =======



                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)



(12) PENSION AND RETIREMENT PLANS
     ----------------------------

          The Bank participates in the Financial Institutions Retirement Fund. The Bank makes contributions to the plan equal to the amounts accrued for pension expense. In this master multiple employer plan, the accumulated benefits and plan assets are not determined or allocated separately by individual employers. The Bank had no required contributions for the current plan year ending June, 1998. The total pension expense was $-0-, $9,861, and $30,042 for the years ended December 31, 1998, 1997 and 1996, for this Institution.

          On December 31, 1988, the Bank adopted the 401K thrift plan through the Financial Institutions Thrift Plan to commence March 1,1989. The plan covers substantially all of its employees. The employee participating may defer up to 15% of gross income. The Bank will match $.25 on a dollar of the employees contribution but will only consider the first 6% of the employees' total contribution as a ceiling on its matching responsibility. The total pension expense for the Bank's portion for the years ended December 31, 1998, 1997 and 1996, was $10,396, $9,806, and $10,211,
     respectively.


(13) EMPLOYEE STOCK OWNERSHIP PLAN
     -----------------------------

          In connection with its conversion to stock form on June 27, 1991, Baxley Federal established a leveraged Employee Stock Ownership Plan ("ESOP") for employees age 21 or older who have at least one year of credited service. As part of the conversion, the ESOP borrowed $293,250 from an unrelated third party lender and purchased 29,325 shares of Baxley Federal stock at $10 per share for a total of $293,250. All dividends received by the ESOP were used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt was repaid, shares were released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. The loan has been fully repaid as of December 31, 1997. The Bank accounted for its ESOP in accordance with Statement of Position 93-6. Accordingly, the debt of the ESOP was recorded as debt and the shares pledged as collateral were reported as unearned ESOP shares in the statement of financial position.
     As shares were released from collateral, the Bank reported compensation expense equal to the current market price of the shares, and the shares became outstanding for earnings-per-share (EPS) computations. Dividends on allocated ESOP shares were recorded as a reduction of retained earnings; dividends on unallocated ESOP shares were recorded as a reduction of debt and accrued interest. ESOP compensation expense was $-0-, $51,673, and $64,327 for the years ended December 31, 1998, 1997 and 1996, respectively.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(13) EMPLOYEE STOCK OWNERSHIP PLAN - Continued
     -----------------------------

     The ESOP shares as of December 31 were as follows:

                                               1997
                                           -----------

     Allocated shares                       25,306.341
     Shares released for allocation          4,018.659
     Unreleased shares                               -
                                           -----------

     Total ESOP shares                      29,325.000
                                           ===========

     Fair value of unreleased shares at
      December 31                          $         0
                                           ===========

(14) STOCK OPTION PLANS
     ------------------


          Also, in connection with the conversion, the Board of Directors adopted an Incentive Stock Option Plan ("Incentive Plan") and a Stock Option Plan for Outside Directors ("Directors Stock Option Plan"). Common stock in an aggregate amount equal to 10% of the shares issued in the conversion was reserved for issuance by Baxley Federal for stock options to be granted (at no cost to them) to directors and officers of Baxley Federal.

          Officers of Baxley Federal are eligible to receive options under the Incentive Plan. The Incentive Plan provides for the granting of options over the next 10 years, after which no options may be granted. The option price may not be less than 100% of the fair market value of the shares of common stock on the date of the grant and no option shall be exercisable more than 10 years after the date it is granted. 36,660 shares of common stock have been reserved for options under the Incentive Plan. On June 27, 1991, options to purchase 36,660 shares were granted to purchase common stock of Baxley Federal at the initial public offering price of $10.00 per share.

          Under the Directors Stock Option Plan, at the time of conversion, each eligible member of the Board was granted a single nonstatutory option to purchase shares of common stock. Under the Directors Stock Option Plan, 12,215 shares of common stock were reserved for issuance to eligible directors of Baxley Federal. On June 27, 1991, options to purchase 12,215 shares were granted to purchase common stock of Baxley Federal at the initial public offering price of $10.00 per share. Seven Board Members were granted options to purchase 1,745 shares each. All directors' stock options were exercised by the year ending December 31, 1995.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(14) STOCK OPTION PLANS - Continued
     ------------------

          The following is a summary of activity in the Incentive Stock Option
     Plan:

                                      Incentive Stock Option Plan
                                 -----------------------------------
                                               December 31,
                                      1998         1997       1996
                                 -----------   -----------  --------
    Options outstanding at
      beginning of period              2,394        24,755    26,274
     Options exercised                     0        22,361     1,519
     Options expired                   2,394             0         0
                                      ------       -------   -------
     Options outstanding at
      End of Period                        0         2,394    24,755
                                      ======       =======   =======

     Option prices per share:
       Options exercised              $   10       $    10    $   10
       Options outstanding at
        End of Period                 $   10       $    10    $   10

(15) BANK RECOGNITION AND RETENTION PLAN AND TRUSTS
     ----------------------------------------------

          Baxley Federal established a Management Recognition and Retention Plan and Trust ("MRP") and a Directors Recognition and Retention Plan and Trust ("DRP") (collectively, the "RRPs") as a method of providing officers and directors of Baxley Federal a proprietary interest in the Institution in a manner designed to encourage such persons to remain with Baxley Federal. The terms of each RRP were identical, and only the participants varied. Baxley Federal contributed funds to the RRPs to enable the MRP to purchase three percent and the DRP to purchase one percent of the total number of shares of common stock sold in the conversion. Because of excess stock subscription orders, shares were not available for purchase by the RRPs. In this event the RRPs may, following the conversion, purchase authorized but unissued shares of common stock from the Institution subject to stockholders' approval. Baxley Federal was authorized by the Board of Directors to issue 16,250 shares of common stock out of its authorized but unissued shares to the RRP at a purchase price of $10.00 per share, which was the same as the purchase price in the conversion, with such shares to be allocated 75% to MRP and 25% to DRP. The RRPs were submitted to stockholders for ratification and approved in April, 1992. Baxley Federal then issued 16,250 shares of common stock to the RRPs.

          The participants earned shares at the rate of 20% of the aggregate number of shares covered by the award at the end of each full twelve months of employment as of the anniversary date of such award. 2,730 shares of stock were awarded in May, 1997 and 3,552 shares were awarded in May 1996. All shares had been awarded by December 31, 1997. Expense for issuance of common stock to the MRP/DRP participants in the amounts of $-0-, $54,928, and $70,614 were incurred during the twelve month period ended April, 1998, 1997 and 1996, respectively.

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(16) DISCLOSURE OF ACCUMULATED OTHER COMPREHENSIVE INCOME
     ----------------------------------------------------

          During the first quarter ending March 31, 1998, Baxley Federal adopted FASB No. 130, Reporting Comprehensive Income. Statement No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

                                                    December 31, 1998
                                         ---------------------------------------
                                                        Current-
                                         Beginning      Period        Ending
                                         Balance        Change        Balance
                                         ---------      ---------     ----------
     Unrealized Gains on
      Securities                          $701,357       $379,438     $1,080,795
                                          --------       --------     ----------
     Accumulated Other
      Comprehensive Income                $701,357       $379,438     $1,080,795
                                          --------       --------     ----------

                                                    December 31, 1997
                                         ---------------------------------------
                                                        Current-
                                         Beginning      Period        Ending
                                         Balance        Change        Balance
                                         ---------      ---------     ----------
     Unrealized Gains on
      Securities                          $459,355       $242,002     $  701,357
                                          --------       --------     ----------
     Accumulated Other
      Comprehensive Income                $459,355       $242,002     $  701,357
                                          --------       --------     ----------

                                                    December 31, 1996
                                         ---------------------------------------
                                                        Current-
                                         Beginning      Period        Ending
                                         Balance        Change        Balance
                                         ---------      ---------     ----------
     Unrealized Gains on
      Securities                          $364,963       $ 94,392     $  459,355
                                          --------       --------     ----------
     Accumulated Other
      Comprehensive Income                $364,963       $ 94,392     $  459,355
                                          --------       --------     ----------

                          BAXLEY FEDERAL SAVINGS BANK
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(17) FAIR VALUES OF FINANCIAL INSTRUMENTS
     ------------------------------------

          The estimated fair values of the Bank's financial instruments are as follows:

                                                       1998                        1997
                                            --------------------------  --------------------------
                                              Carrying        Fair        Carrying        Fair
                                               Amount        Value         Amount        Value
                                            ------------  ------------  ------------  ------------
     Financial Assets:
      Cash and due from Banks               $    853,460  $    853,460   $   800,191  $    800,191
      Interest Bearing Deposits in Banks       9,978,729     9,978,729     4,316,447     4,316,447
      Federal Funds Sold                         775,000       775,000       400,000       400,000
      Investment Securities                    4,462,333     4,462,333     4,571,058     4,571,058
      Loans Net of Allowance                  88,037,502    90,125,000    87,639,745    90,363,000
      Accrued Interest Receivable                589,240       589,240       600,625       600,625
                                            ------------  ------------   -----------  ------------

       Total Financial Assets               $104,696,264  $106,783,762   $98,328,066  $101,051,321
                                            ============  ============   ===========  ============

     Financial Liabilities:
      Deposits                              $ 90,831,155  $ 91,495,000   $85,912,544  $ 86,176,000
      Other Borrowings                                 0             0             0             0
      Accrued Interest payable                    60,818        60,818        68,195        68,195
                                            ------------  ------------   -----------  ------------

       Total Financial Liabilities          $ 90,891,973  $ 91,555,818   $85,980,739  $ 86,244,195
                                            ============  ============   ===========  ============

          The carrying amounts in the preceding table are included in the statements of financial condition under the applicable captions. It is not practicable to estimate the fair value of Federal Home Loan Bank (FHLB) stock because it is not marketable. The carrying amount of that investment is reported in the statements of financial condition.

                          BAXLEY FEDERAL SAVINGS BANK
                                BALANCE SHEETS

                                                  September 30, December 31,
                                                      1999         1998
                                                  ------------- ------------
ASSETS
------

Cash and Due from Banks                           $  1,187,144  $    853,460
Interest Bearing Deposits in Banks                   8,682,177     9,978,729
Federal Funds Sold                                   1,075,000       775,000
                                                  ------------  ------------

Total Cash and Cash Equivalents                   $ 10,944,321  $ 11,607,189


Investment Securities Available for
 Sale, at Fair Value                                 3,849,557     4,462,333
Loans Receivable, Net (Note 1 & 2)                  90,415,508    88,037,502
Premises and Equipment, Net (Note 1)                 1,421,846     1,505,809
Investment Required by Law -
 Federal Home Loan Bank Stock, at Cost                 782,900       786,200
Accrued Interest Receivable                            601,963       589,240
Other Assets                                           169,828       122,641
                                                  ------------  ------------
Total Assets                                      $108,185,923  $107,110,914
                                                  ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES
-----------
Deposits (Note 3)                                 $ 86,507,639  $ 90,831,155
Accrued Interest Expense                               118,115        60,818
Other Liabilities                                      812,065       805,275
Other Borrowings                                     5,000,000             0
Dividends Payable                                            0       452,214
                                                  ------------  ------------
Total Liabilities                                 $ 92,437,819  $ 92,149,462
                                                  ------------  ------------

The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                                BALANCE SHEETS


                                                   September 30, December 31,
                                                        1999        1998
                                                   ------------- ------------
STOCKHOLDERS' EQUITY (Note 1)
--------------------
Common Stock $.01 par value, shares
 authorized - 8,000,000,
 shares issued and outstanding
 March 31, 1999, 551,481                           $      5,515  $      5,515
Additional Paid in Capital                            5,280,496     5,280,496
Retained Earnings                                     9,615,452     8,594,646
Accumulated Other Comprehensive
 Income                                                 846,641     1,080,795
                                                   ------------  ------------

Total Stockholders' Equity                         $ 15,748,104  $ 14,961,452
                                                   ------------  ------------

Total Liabilities and Stockholders'
 Equity                                            $108,185,923  $107,110,914
                                                   ============  ============

The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                             STATEMENTS OF INCOME


                                                                       Three Months                        Nine Months
                                                                   Ended          Ended                Ended          Ended
                                                               September 30,   September 30,       September 30,   September 30,
                                                                   1999            1998                1999            1998
                                                               -------------   -------------       -------------   -------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest
  Loans  (Note 1)                                                $1,767,855      $1,838,280         $5,255,959       $5,560,322
  Mortgage-Backed Securities                                         11,900          18,344             40,218           62,342
  Investment Securities                                              28,451          27,714             84,283           89,295
  Federal Funds & FHLB Overnight                                    101,416          73,783            356,880          169,863
  Dividends                                                          18,840          18,094             56,110           52,713
                                                                 ----------      ----------         ----------       ----------
    Total Interest & Dividend Income                             $1,928,462      $1,976,215         $5,793,450       $5,934,535

INTEREST EXPENSE
----------------
  Interest on Deposits                                           $  998,179      $1,136,158         $3,126,719       $3,296,662
  Interest on Borrowings                                             13,222               0             13,222                0
                                                                 ----------      ----------         ----------       ----------
    Total Interest Expense                                       $1,011,401      $1,136,158         $3,139,941       $3,296,662
                                                                 ----------      ----------         ----------       ----------
Net Interest Income                                              $  917,061      $  840,057         $2,653,509       $2,637,873
Provision for Loan Loss (Note 1)                                          0               0                  0                0
                                                                 ----------      ----------         ----------       ----------
Net Interest & Dividend Income After Provision
  for Loan Loss                                                  $  917,061      $  840,057         $2,653,509       $2,637,873
                                                                 ----------      ----------         ----------       ----------
OTHER INCOME
------------
  Loan Fees                                                      $   28,379          27,869         $   83,899       $   88,352
  Other Fees                                                         64,647          66,441            196,274          201,950
  Other Income                                                       10,536           6,466             28,208           22,429
                                                                 ----------      ----------         ----------       ----------
    Total Other Income                                           $  103,562      $  100,776         $  308,381       $  312,731
                                                                 ----------      ----------         ----------       ----------
OTHER EXPENSES
--------------
  Compensation -- Officers, Directors, Employees                 $  187,289      $  190,413         $  586,516       $  550,234
  Employee Benefit Plans and Other
    Personnel Expenses                                               42,645          41,658            127,485          127,587
  Office Occupancy                                                   45,575          45,694            123,954          126,632
  Furniture & Equipment Expense                                      26,404          26,279             80,619           80,221
  Advertising                                                        17,689          15,233             43,492           37,098
  Stationery & Supplies                                              22,343          24,963             70,348           73,032

The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                             STATEMENTS OF INCOME


                                                                       Three Months                      Nine Months
                                                                   Ended          Ended              Ended          Ended
                                                               September 30,  September 30,      September 30,   September 30,
                                                                   1999            1998               1999           1998
                                                               -------------  -------------      -------------   -------------
OTHER EXPENSES -- CONTINUED
  Professional Expense                                               13,150        11,850             38,307           36,615
  Federal Insurance Premiums                                         12,966        12,950             39,398           39,280
  Supervisory Examinations                                            8,842         8,076             24,477           24,750
  Data Processing Expense                                            47,021        46,708            147,108          142,498
  Other Expenses                                                     31,299        35,610             91,211          100,550
                                                                 ----------    ----------         ----------       ----------
    Total Other Expenses                                         $  455,223    $  459,434         $1,372,915       $1,338,497
                                                                 ----------    ----------         ----------       ----------
  Income Before Income Tax Expense                               $  565,400    $  481,399         $1,588,975       $1,612,107
                                                                 ----------    ----------         ----------       ----------
Income Tax Expense:
  Current                                                        $  198,160    $  172,832         $  560,948       $  565,402
  Deferred                                                            5,368         7,180              7,220           17,035
                                                                 ----------    ----------         ----------       ----------
    Total Income Tax Expense (Note 4)                            $  203,528    $  180,012         $  568,168       $  582,437
                                                                 ----------    ----------         ----------       ----------
Net Income                                                       $  361,872    $  301,387         $1,020,807       $1,029,670
                                                                 ----------    ----------         ----------       ----------
Other Comprehensive Income, Before Tax:
  Unrealized holding gains (losses) arising during
    the period                                                   $ (162,169)   $   80,183        $  (377,669)      $  218,218
Income tax benefit (expense) related to
  items of other comprehensive income                                61,624       (30,470)           143,514          (82,923)
                                                                 ----------    ----------         ----------       ----------
Other Comprehensive Income, Net of Tax                           $ (100,545)   $  (49,713)        $ (234,155)      $  135,295
                                                                 ----------    ----------         ----------       ----------
Comprehensive Income                                             $  261,327    $  351,100         $  786,652       $1,164,965
                                                                 ==========    ==========         ==========       ==========
Per Share Data Based on Weighted Average
  Outstanding Shares

Basic Earnings Per Share                                         $      .66    $      .55         $     1.85       $     1.87
                                                                 ==========    ==========         ==========       ==========

Diluted Earnings Per Share                                       $      .65    $      .55         $     1.85       $     1.87
                                                                 ==========    ==========         ==========       ==========

The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                           STATEMENTS OF CASH FLOWS

                                                                        Nine Months Ended
                                                                           September 30,
                                                                       1999                1998
                                                               ------------        ------------
Cash Flows from Operating Activities:
Net Income                                                     $ 1,020,807          $ 1,029,670
                                                                ----------          -----------
Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
  Depreciation                                                 $    95,410          $    92,382
  (Discount Accretion) Net of Premium Amortization                   2,367                1,120
  Provision for Loan Loss                                                0                    0
  Deferred Charges, Net                                             28,471               (1,620)
  (Gain) Loss on Sale of Other Repossessed Assets                        0                1,011
  FHLB Stock Dividend                                                    0              (36,800)
  (Gain) Loss on Sale of Fixed Assets                               (2,666)                   0

Changes in Operating Assets and Liabilities:
  Increase (Decrease) in Accrued Interest Payable                   57,297               54,669
  Increase (Decrease) in Other Liabilities                         150,304               46,482
  Decrease (Increase) in Accrued Interest Receivable               (12,723)             (15,892)
  Decrease (Increase) in Other Assets                              (47,187)             (10,370)
                                                                ----------          -----------
    Total Adjustments                                          $   271,273          $   130,982
                                                                ----------          -----------
Net Cash Provided by Operating Activities                      $ 1,292,080          $ 1,160,652
                                                                ----------          -----------
Cash Flows from Investing Activities:
  (Increase) Decrease in Loans                                 $(2,451,477)         $(1,254,888)
  Purchases of Securities Available for Sale                    (1,009,259)            (500,234)
  Purchases of Premises and Equipment                              (11,447)             (74,021)
  Proceeds from Maturities and Principal Repayments of
    Securities Available for Sale                                1,241,999            1,084,522
  Proceeds from Sale of Other Real Estate Owned                     47,666              132,330
  Redemption of Federal Home Loan Bank Stock                         3,300                    0
                                                                ----------          -----------
Net Cash Provided (Used) by Investing Activities               $(2,179,218)         $  (612,291)
                                                                ----------          -----------

The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                           STATEMENTS OF CASH FLOWS


                                                  Nine Months Ended
                                                    September 30,
                                                    1999           1998
                                             -----------     ----------
Cash Flows from Financing Activities:
  Net Deposits from Customers                $(4,323,516)    $2,319,900
  Dividends Paid                                (452,214)      (446,700)
  Advance from FHLB                            5,000,000              0
  Proceeds from Issuance of Stock Options              0              0
                                             -----------     ----------

Net Cash Provided (Used) by Financing
 Activities                                  $   224,270     $1,873,200
                                             -----------     ----------

Net Increase (Decrease) in Cash
 and Cash Equivalents                        $  (662,868)    $2,421,561
Cash and Cash Equivalents at
 Beginning of Period                          11,607,189      5,516,638
                                             -----------     ----------

Cash and Cash Equivalents at
 End of Period                               $10,944,321     $7,938,199
                                             ===========     ==========

Supplemental Disclosures of Cash
 Flow Information:

 Cash Paid During the Year For:
  Interest                                   $ 3,082,644     $3,241,993
  Income Taxes                                   518,756        559,300


Supplemental Disclosures of Non-Cash Investing Activities:

     Total Increase (Decrease) in unrealized gain on securities available for sale was $(234,155) and $135,295 for the years ending September 30, 1999 and 1998.


The accompanying notes are an integral part of these financial statements.

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS

     The accounting and reporting policies of Baxley Federal Savings Bank conform to generally accepted accounting principles and to general practice within the savings and loan industry.

     The information included in the accompanying financial statements and related notes as of September 30, 1999 and December 31, 1998 and for the nine months ended September 30, 1999 and 1998 is unaudited, but in the opinion of management, reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results of such interim periods.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

          Baxley Federal Savings Bank was a Federally Chartered Mutual Savings and Loan Institution regulated by the Office of Thrift Supervision (OTS). In a special meeting held June 19, 1990, members of Baxley Federal Savings and Loan Association adopted a Federal Mutual Savings Bank Charter and the corporate name was changed to Baxley Federal Savings Bank. Baxley Federal Savings Bank converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on June 27, 1991. Operations are conducted at the home office in Baxley, Georgia and a branch office in Hazlehurst, Georgia.

     Use of Estimates
     ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of foreclosed real estate. In connection with the determination of the estimated losses on loans and foreclosed real estate, management obtains appraisals for significant properties.

          The Bank extends credit to customers throughout its market area with a concentration in real estate mortgage loans secured by one to four family residences. The real estate loan portfolio is substantially secured by properties located throughout Southeast Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay such loans is dependent upon the economy in the Bank's market area.

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


     Use of Estimates - Continued
     ----------------

          While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

     Loans and the Allowance for Loan Losses
     --------------------------------------

          Loans are stated at their unpaid principal balances net of unearned discounts, allowance for loan losses and deferred loan fees. Unearned discount is taken into income using the interest method.

          Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on the nonaccrual status.

          Generally, interest income is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

          The allowance for loan losses is maintained at a level which, in the management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries.

          The Bank provides separate valuation allowances for estimated losses on consumer loans and estimated losses on

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


     Loans and the Allowance for Loan Losses - (Continued)
     --------------------------------------

     mortgage loans and real estate owned. Additions to allowances are charged to expense and reduced by charge-offs, net of recoveries.

     Investment in Securities
     ------------------------

          Baxley Federal adopted FASB 115 effective January 1, 1994. As of this date, the Bank's investments in securities are classified in one category and accounted for as follows:

          . Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures and certain equity securities not classified as trading securities or as securities to be held to maturity.

          Prior to 1994, all of Baxley Federal's investments were classified as held to maturity.

          Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.

          Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

          The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

     Foreclosed Real Estate
     ----------------------

          Foreclosed real estate is carried at the lower of cost or fair value minus estimated costs to sell and consists of real estate acquired through foreclosure in settlement of loans. Costs relating to holding and maintaining real estate are charged to operations and costs relating to improvement of real estate are capitalized.

     Income Taxes
     ------------

          Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available for sale securities, allowance for loan losses, estimated losses on foreclosed real estate, accumulated depreciation and deferred loan expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


     Income Taxes - (Continued)
     ------------

     reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Premises and Equipment
     ----------------------

          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated principally on the straight-line method over the useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.

     Deferred Income
     ---------------

          The Bank's method of accounting for nonrefundable fees and costs associated with lending, committing to lend or purchase loans are in accordance with FASB 91. These fees and costs are deferred and recognized as income or expense over the life of the loan as an adjustment of yield. The unamortized balance is reported on the balance sheet as part of the loan balance to which they relate.

     Statement of Cash Flows
     -----------------------

          The Bank considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

     Earnings Per Share
     ------------------

          In March 1997, the Financial Accounting Standards Board ("FASB") issued a Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilutive securities using the treasury stock method. The Bank adopted the requirements of SFAS No. 128 in the year ended December 31, 1997. Prior years EPS amounts have been restated to conform to SFAS 128. Basic earnings per share is computed by dividing net income by the weighted-average number of shares outstanding of 551,481 during the period ended September 30, 1999. The dilutive effect of stock options in the number of 1,204 has been considered in the computation of diluted earnings per share for the period ended September 30, 1999.


     Other Borrowings
     ----------------

          Other borrowings consist of a special Y2K advance borrowed from the Federal Home Loan Bank for a six-month period.

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


     Reclassifications
     -----------------

          Certain reclassifications of prior year amounts have been made to conform to those classifications used in the accompanying financial statements.

(2)  LOANS RECEIVABLE, NET
     ---------------------

     Loans receivable consisted of the following:

                                    September 30,     December 31,
                                        1999              1998
                                    -------------     ------------
     One to Four Family
      Residential Mortgage          $76,623,933        $73,300,000
     Equity Line                      1,462,603          1,018,919
     Loans to Depositors,
      Secured by Savings              1,571,477          1,190,818
     Participation                    1,872,744          2,076,087
     Consumer and Other              10,389,109         11,661,931
                                    -----------        -----------
                                    $91,919,866        $89,247,755
                                    -----------        -----------
     Less:
      Loans in Process              $   581,675        $   300,091
      Allowance for Loan Losses         729,438            745,688
      Deferred Loan Fees                193,245            164,474
                                    -----------        -----------
                                    $ 1,504,358        $ 1,210,253
                                    -----------        -----------
     Total                          $90,415,508        $88,037,502
                                    ===========        ===========

(3)  DEPOSITS
     --------

     Deposits are summarized as follows:

                                           September 30,   December 31,
                                               1999            1998
                                           -------------  -------------
     Non-interest Bearing NOW Accounts     $ 2,907,185    $ 3,565,833
     NOW Accounts                            7,235,371      7,361,970
     Money Market Deposit Accounts           6,466,959      6,221,984
     Passbook Accounts                       4,673,545      4,381,269
                                           -----------    -----------

     Total Passbook and Transaction
      Accounts                             $21,283,060    $21,531,056
     Certificate Accounts                   65,224,579     69,300,099
                                           -----------    -----------
     Total Deposits                        $86,507,639    $90,831,155
                                           ===========    ===========

                          BAXLEY FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


(4)  INCOME TAXES
     ------------

          The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                         September 30,
                                                  1999
                                         -------------
     Deferred Tax Assets:
       Accounting Change                     $       0
       Allowance for Loan Losses               137,699
       Other                                    10,082
                                             ---------

          Total Deferred Tax Assets          $ 147,781
                                             ---------

     Deferred Tax Liabilities:
       Depreciation                          $  49,056
       FASB 115 Market Value Adjustment        518,909
       Deferred Loan Fees                      166,396
                                             ---------

          Total Deferred Tax Liabilities     $ 734,361
                                             ---------

     Net Deferred Tax Assets (Liabilities)
      Under SFAS 109                         $(586,580)
                                             =========

          Due to the expectation of future taxable income, valuation reserves were determined to be immaterial.

          Tax bad debt reserves created from income tax deductions are used to absorb losses on loans. If the reserves are used for any other purpose, such amounts are subject to tax at the then applicable rates. Since the Bank does not intend to use the reserves for purposes other than to absorb loan losses, deferred income taxes have not been provided on such reserves.

          Actual expense differs from the "expected" tax expense as follows:

                                      Nine Months              Three Months
                                         Ended                     Ended
                                      September 30,            September 30,
                                    1999         1998        1999        1998
                                --------     --------    --------    --------
     Expected Tax Expense       $585,735     $594,085    $194,707    $184,398
     Tax Exempt Securities       (24,869)     (14,706)     (7,204)     (5,668)
     Tax Exempt Dividend          (3,223)      (2,579)     (1,074)       (860)
     Other                       (10,525)          -       17,099          -
     Compensation Expense --
       ESOP Allocations               -         5,717          -        2,142
                                --------     --------    --------    --------

     Actual Income Tax Expense  $568,168     $582,437    $203,528    $180,012
                                ========     ========    ========    ========

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                   -----------------------------------------


The following unaudited pro forma combined condensed balance sheet as of September 30, 1999, gives effect to the merger of Baxley Federal Savings Bank with PAB Bankshares, Inc. assuming such transaction is accounted for as a pooling of interest and as if such transaction had been consummated on September 30, 1999.

The following unaudited pro forma combined condensed statements of income for the nine months ended September 30, 1999 and the two years ended December 31, 1998, give effect to the merger of Baxley Federal Savings Bank with PAB Bankshares, Inc. assuming such transaction is accounted for as a pooling of interest and as if such transaction had been consummated on January 1, 1997.

The transaction was consummated on November 30, 1999 by the issuance of 1,323,533 shares of PAB Bankshares, Inc. common stock in exchange for all of the outstanding common stock of Baxley Federal Savings Bank.

The unaudited pro forma combined condensed financial statements are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the transaction had been consummated at the date and for the periods indicated or which may be obtained in the future.

                             PAB BANKSHARES, INC.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 1999
                                  (UNAUDITED)
                                  -----------


                                                            BAXLEY
                                                PAB         FEDERAL      ADJUSTMENTS
                                            BANKSHARES,     SAVINGS       INCREASE       PRO FORMA
                                                INC.         BANK        (DECREASE)       COMBINED
                                           -------------  ------------  ------------   ------------
       ASSETS
       ------
Cash and due from banks                    $ 23,601,375     1,187,144        -0-         24,788,519
Interest-bearing deposits
in other banks                                3,315,145     8,682,177        -0-         11,997,322
Federal funds sold and
securities purchased
under agreements to
resell                                        6,020,000     1,075,000        -0-          7,095,000
Time deposits                                   396,000           -0-        -0-            396,000
Investment securities                        79,084,812     4,632,457        -0-         83,717,269
Investment in unconsolidated
subsidiary                                      190,309           -0-        -0-            190,309
Loans, net of unearned interest             397,032,911    91,144,946        -0-        488,177,857
Allowance for loan losses                    (4,404,130)     (729,438)       -0-         (5,133,568)
Bank premises and equipment                  14,300,449     1,421,846        -0-         15,722,295
Other real estate                             1,620,953           -0-        -0-          1,620,953
Accrued interest receivable                   6,406,559       601,963        -0-          7,008,522
Cash value of life insurance                  3,009,804           -0-        -0-          3,009,804
Goodwill and other intangible
assets                                        2,446,265           -0-        -0-          2,446,265
Other assets                                  2,000,330       169,828   (604,505)(d)      1,565,653
                                           ------------   -----------   --------        -----------

 Total Assets                              $535,020,782   108,185,923   (604,505)       642,602,200
                                           ============   ===========   ========        ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

Deposits:
Non-interest bearing deposits              $ 58,722,202     2,907,185        -0-         61,629,387
Interest-bearing deposits                   355,237,510    83,600,454        -0-        438,837,964
                                           ------------   -----------   --------        -----------
 Total Deposits                             413,959,712    86,507,639        -0-        500,467,351
Federal funds purchased and
securities sold under agreement
to repurchase                                 6,732,677           -0-        -0-          6,732,677
Advances from Federal Home
Loan Bank                                    49,444,950     5,000,000        -0-         54,444,950
Other borrowed funds                          7,092,332           -0-        -0-          7,092,332
Other liabilities                             4,636,186       930,180   (604,160)(c)(d)   4,962,206
                                           ------------   -----------   --------        -----------

 Total Liabilities                          481,865,857    92,437,819   (604,160)       573,699,516
                                           ------------   -----------   --------        -----------

Stockholders' Equity:
Common stock                                  1,217,065         5,515     (5,515)(b)      1,217,065
Additional paid in capital                   25,926,736     5,280,496      5,170(b)(c)   31,212,402
Retained earnings                            26,790,891     9,615,452        -0-         36,406,343
Accumulated other
 comprehensive income (loss)                   (779,767)      846,641        -0-             66,874
                                           ------------   -----------   --------        -----------
                                             53,154,925    15,748,104       (345)        68,902,684
                                           ------------   -----------   --------        -----------

 Total Liabilities and
  Stockholders' Equity                     $535,020,782   108,185,923   (604,505)       642,602,200
                                           ============   ===========   ========        ===========


      See notes to unaudited pro forma combined condensed balance sheet.

                             PAB BANKSHARES, INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
         -------------------------------------------------------------


(a) To reflect the issuance of 1,323,533 shares of PAB Bankshares, Inc. common stock to effect the Baxley Federal Savings Bank transaction. The transaction will be accounted for as a pooling of interest, therefore, the effect upon stockholders' equity will be to increase PAB Bankshares, Inc. stockholders' equity by the total equity of Baxley Federal Savings Bank. The unaudited pro forma financial statements have been prepared based on PAB Bankshares, Inc. issuance of 1,323,533 shares of PAB Bankshares, Inc. common stock in exchange for all the outstanding common stock of Baxley Federal Savings Bank.

(b) A reclassification from common stock to additional paid in capital reflects the fact that issuance of the common stock of PAB Bankshares, Inc. is no par value and the Company has elected to freeze the common stock account at $1,217,065.

(c) To reflect the payment for fractional shares which would otherwise have been issued to stockholders of Investors Financial Corp. in the amount of $345.

(d) To reflect the reclassification of income tax liabilities of Baxley Federal Savings Bank in the amount of $604,505 and reflect as a reduction of income tax assets of PAB Bankshares, Inc.

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)
                                  -----------



                                             BAXLEY
                                  PAB       FEDERAL   ADJUSTMENTS
                              BANKSHARES,   SAVINGS     INCREASE    PRO FORMA
                                  INC.        BANK     (DECREASE)    COMBINED
                              ------------  --------  ------------  ----------
Interest income                $   30,204     5,794           -0-      35,998
Interest expense                  (13,734)   (3,140)          -0-     (16,874)
                               ----------    ------           ---   ---------
Net interest income                16,470     2,654           -0-      19,124
Provision for loan losses            (585)      -0-           -0-        (585)
Non-interest income                 4,488       308           -0-       4,796
Non-interest expense              (12,323)   (1,373)          -0-     (13,696)
                               ----------    ------           ---   ---------

Income before income taxes          8,050     1,589           -0-       9,639
Income taxes                       (2,636)     (568)          -0-      (3,204)
                               ----------    ------           ---   ---------
Net Income                     $    5,414     1,021           -0-       6,435
                               ==========    ======           ===   =========

Earnings Per Share(a):
Basic                          $      .65                                 .67
                               ==========                           =========
Diluted                        $      .64                                 .66
                               ==========                           =========

Weighted Average Shares:
Basic                           8,288,718                           9,612,251
                               ==========                           =========
Diluted                         8,430,348                           9,753,881
                               ==========                           =========

   See notes to unaudited pro forma combined condensed statements of income

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                                  -----------


                                             BAXLEY
                                  PAB       FEDERAL   ADJUSTMENTS
                              BANKSHARES,   SAVINGS     INCREASE    PRO FORMA
                                  INC.        BANK     (DECREASE)    COMBINED
                              ------------  --------  ------------  ----------

Interest income                $   39,697     7,912           -0-      47,609
Interest expense                  (19,004)   (4,435)          -0-     (23,439)
                               ----------    ------           ---   ---------
Net interest income                20,693     3,477           -0-      24,170
Provision for loan losses            (903)      -0-           -0-        (903)
Non-interest income                 5,623       419           -0-       6,042
Non-interest expense              (15,415)   (1,810)          -0-     (17,225)
                               ----------    ------           ---   ---------

Income before income taxes          9,998     2,086           -0-      12,084
Income taxes                       (3,347)     (750)          -0-      (4,097)
                               ----------    ------           ---   ---------
Net Income                     $    6,651     1,336           -0-       7,987
                               ==========    ======           ===   =========

Earnings Per Share(a):
Basic                          $      .80                                 .83
                               ==========                           =========
Diluted                        $      .78                                 .81
                               ==========                           =========

Weighted Average Shares:
Basic                           8,279,413                           9,602,946
                               ==========                           =========
Diluted                         8,490,292                           9,813,825
                               ==========                           =========


   See notes to unaudited pro forma combined condensed statements of income.

                             PAB BANKSHARES, INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                  -----------


                                             BAXLEY
                                  PAB       FEDERAL   ADJUSTMENTS
                              BANKSHARES,   SAVINGS     INCREASE    PRO FORMA
                                  INC.        BANK     (DECREASE)    COMBINED
                              ------------  --------  ------------  ----------
Interest income                $   36,064     8,022           -0-      44,086
Interest expense                  (16,970)   (4,255)          -0-     (21,225)
                               ----------    ------           ---   ---------
Net interest income                19,094     3,767           -0-      22,861
Provision for loan losses            (793)      -0-           -0-        (793)
Non-interest income                 4,310       427           -0-       4,737
Non-interest expense              (13,446)   (1,829)          -0-     (15,275)
                               ----------    ------           ---   ---------

Income before income taxes          9,165     2,365           -0-      11,530
Income taxes                       (3,162)     (860)          -0-      (4,022)
                               ----------    ------           ---   ---------
Net Income                     $    6,003     1,505           -0-       7,508
                               ==========    ======           ===   =========

Earnings Per Share(a):
Basic                          $      .73                                 .79
                               ==========                           =========
Diluted                        $      .72                                 .78
                               ==========                           =========

Weighted Average Shares:
Basic                           8,221,426                           9,544,959
                               ==========                           =========
Diluted                         8,304,136                           9,627,669
                               ==========                           =========


   See notes to unaudited pro forma combined condensed statements of income.

                             PAB BANKSHARES, INC.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
     --------------------------------------------------------------------


(a) Pro forma earnings per share are based on the weighted average number of shares outstanding for the period adjusted for the shares issued in the transaction of 1,323,533 shares.